EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Jones Soda Co.
We consent to the use of our report dated March 13, 2008 with respect to the consolidated balance sheet of Jones Soda Co. and subsidiaries as of December 31, 2007, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the each of the years in the two-year period ended December 31, 2007, incorporated herein by reference.
/s/ KPMG LLP
Vancouver, Canada
March 13, 2009